Exhibit 99.3

Milacron Completes Certifications
Affirming Its SEC Filings in 2002

CINCINNATI, Ohio - August 14, 2002…Milacron Inc. (NYSE: MZ) said that it had filed the certifications of its chief executive officer and chief financial officer in accordance with the Securities and Exchange Commission (SEC) Order 4-460, which requires that CEOs and CFOs of large, publicly traded companies affirm their company's 2001 Form 10-K and subsequent filings with the SEC.

Ronald D. Brown, chairman, president and chief executive officer, and Robert P. Lienesch, vice president - finance and chief financial officer, signed and filed sworn certifications with the SEC affirming all filings made by Milacron since its most recent Form 10-K, including the Form 10-K itself and the Proxy Statement, as well as subsequently filed Forms 8-K and the Form 10-Q for the first quarter.

Milacron said it has also filed its Form 10-Q for the second quarter ended June 30, 2002, along with additional signed certifications required by Section 906 of the recently passed Sarbanes-Oxley Act of 2002.

The certifications for the most recent Form 10-Q may be viewed through the SEC EDGAR electronic filing system. The certifications submitted under SEC Order 4-460 will be scanned and posted by the SEC on its website, www.sec.gov, and are being submitted to the SEC by Milacron in a Form 8-K. Copies of the sworn statements referenced above, as well as future certifications pursuant to Sarbanes-Oxley Act of 2002, will also be posted on the company's website at www.milacron.com.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids with major manufacturing facilities in North America, Europe and Asia. For further information, visit the company's web site (www.milacron.com) or call the toll-free investor hot line: 800-909-MILA (800-909-6452).